Table of Contents

As filed with the Securities and Exchange Commission on August 1, 2022.

Registration No. 333-251016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933

CANNAPHARMARX, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2834 (Primary Standard Industrial Classification Code Number)	27-4635140 (I.R.S. Employer Identification Number)

Suite 3600, 888 – 3rd Street SW
Calgary, Alberta, CanadaT2P 5C5
949-652-6838
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CANNAPHARMARX, INC.

Suite 3600, 888 – 3rd Street SW

Calgary, Alberta, CanadaT2P 5C5

Attn: Domenic Colvin

Tel: 949-652-6838

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Joshua D. Brinen

Brinen & Associates, LLC

90 Broad Street, Tenth Floor

New York, New York 10004

(212) 330-8151

Approximate date of commencement of the proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling stockholder is not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED August 1, 2022

PROSPECTUS

435,951,370 Shares

Common Stock

This prospectus relates to the sale of up to 435,951,370 shares of our common stock by TYSADCO PARTNERS, LLC.

The shares of our common stock to which this prospectus relates have been or may be issued by CANNAPHARMARX, INC. pursuant to a purchase agreement, dated as of April 28, 2022, we entered into with TYSADCO PARTNERS, LLC, which we refer to in this prospectus as the Purchase Agreement. On April 28, 2022, we sold 50,000,000 shares of our common stock to TYSADCO PARTNERS, LLC in an initial purchase under the Purchase Agreement for a total purchase price of $5,000,000. We also issued 10,000,000 shares of our common stock to TYSADCO PARTNERS, LLC as consideration for its irrevocable commitment to purchase our common stock under the Purchase Agreement.

We will not receive proceeds from the sale of the shares by TYSADCO PARTNERS, LLC. However, we may receive proceeds of up to an additional $4,500,000 from the sale of our common stock to TYSADCO PARTNERS, LLC pursuant to the purchase agreement from time to time after the registration statement of which this prospectus is a part is declared effective.

TYSADCO PARTNERS, LLC is referred to herein as the selling stockholder.

The selling stockholder is an “underwriter” within the meaning of the Securities Act of 1933, as amended. TYSADCO PARTNERS, LLC may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the selling stockholder may sell the shares of common stock being registered pursuant to this prospectus.

We will pay the expenses of registering these shares, but all selling and other expenses incurred by the selling stockholder will be paid by the selling stockholder. See “Plan of Distribution.”

Our common stock is quoted on the Over the Counter Venture (OTC Markets PINK (OTCPINK)) exchange under the trading symbol “CPMD” On July 11, 2022, the last reported sale price per share of our common stock was $0.012955 per share.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information”, carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 1, 2022.

TABLE OF CONTENTS

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under the section of this prospectus entitled “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under the section of this prospectus entitled “Incorporation of Certain Information by Reference,” before deciding to invest in our common shares.

Unless the context otherwise requires, the terms “CPMD,” “we,” “us” and “our” in this prospectus refer to CANNAPHARMARX, INC., and “this offering” refers to the offering contemplated in this prospectus.

Neither we nor the selling stockholder authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under the circumstances and in the jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the selling stockholder is not, making an offer of these securities in any jurisdiction where such offer is not permitted.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that involve a number of risks and uncertainties and that are intended to be covered by the “safe harbor” created by those sections. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results and outcomes to differ materially from results and outcomes discussed in the forward-looking statements.

Forward-looking statements can generally be identified by the use of forward-looking terms such as “believe,” “hope,” “expect,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “estimate,” “anticipate” and “continue,” or other comparable terms (including their use in the negative), or by discussions of future matters. All statements other than statements of historical facts included in this prospectus and the documents incorporated by reference herein are forward-looking statements. These statements include but are not limited to statements under the captions “Prospectus Summary—The Company,” “Risk Factors,” “Use of Proceeds” and “The TYSADCO PARTNERS, LLC Transaction” and in other sections included in this prospectus or incorporated by reference from our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in this prospectus and any documents incorporated by reference herein could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our securities.

The cautionary statements made in this prospectus supplement are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus, or any documents incorporated by reference herein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

2

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before investing in our common stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus. Before you decide whether to purchase shares of our common stock, you should read this entire prospectus carefully, including the risks of investing in our securities discussed under the section of this prospectus entitled “Risk Factors” and similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

The Company

Overview and History

The Company was originally incorporated in the State of Colorado in August 1998 under the name “Network Acquisitions, Inc.” The Company changed our name to Cavion Technologies, Inc. in February 1999 and subsequently to Concord Ventures, Inc. in October 2006.

On December 21, 2000, the Company filed for protection under Chapter 11 of the United States Bankruptcy Code. In connection with the filing, on February 16, 2001, the Company sold our entire business, and all of our assets, for the benefit of our creditors. After the sale, the Company still had liabilities of $8.4 million and were subsequently dismissed by the Court from the Chapter 11 reorganization, effective March 13, 2001, at which time the last of the Company’s remaining directors resigned. On March 13, 2001, the Company had no business or other source of income, no assets, no employees or directors, outstanding liabilities of approximately $8.4 million and had terminated their duty to file reports under securities law. In February 2008, the Company was re-listed on the OTC Bulletin Board.

In April 2010, the Company re-domiciled in Delaware under the name CCVG, Inc. (“CCVG”). Effective December 31, 2010, CCVG completed an Agreement and Plan of Merger and Reorganization (the “Reorganization") which provided for the merger of two of their wholly-owned subsidiaries. As a result of this reorganization, the Company’s name was changed to “Golden Dragon Inc.”, which became the surviving publicly quoted parent holding company.

On May 9, 2014, the Company entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with CannaPharmaRx, Inc., a Colorado corporation (“Canna Colorado”), and David Cutler, a former President, Chief Executive Officer, Chief Financial Officer and director of the Company. Under the Share Purchase Agreement, Canna Colorado purchased 1,421,120 shares of our common stock from Mr. Cutler and an additional 9,000,000 restricted common shares directly from the Company.

On May 15, 2014, as amended and effective January 29, 2015, the Company entered into an Agreement and Plan of Merger (the “Merger”) pursuant to which Canna Colorado became a subsidiary of our Company.

 In October 2014, the Company changed their legal name to “CannaPharmaRx, Inc.”

Pursuant to the Merger all of the shares of the Company’s common stock previously owned by Canna Colorado were canceled. As a result of the aforesaid transactions, the Company became an early-stage pharmaceutical company whose purpose was to advance cannabinoid research and discovery using proprietary formulation and drug delivery technology then under development.

In April 2016, we ceased operations. The Company’s then management resigned their respective positions with our Company with the exception of Mr. Gary Herrick, who remained one of the Company’s officers and directors until April 23, 2019.

3

Effective December 31, 2018, the Company and Hanover CPMD Acquisition Corp. (“CPMD Hanover”) a newly formed, wholly-owned subsidiary, entered into a Securities Purchase Agreement with Alternative Medical Solutions, Inc., an Ontario, Canada corporation (“AMS”), its shareholders, wherein the Company acquired all of the issued and outstanding securities of AMS. AMS is a corporation organized under the laws of the Province of Ontario, Canada.

As a result of the completion of the acquisition of AMS on December 31, 2019, the Company no longer fit the definition of a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. It filed the required disclosure on Form 8-K/A with the SEC on February 14, 2019, advising that it was no longer a shell company pursuant to the aforesaid Rule.

On January 6, 2021, the Company executed an Agreement of Purchase and Sale through its wholly-owned subsidiary, Alternative Medical Solutions Inc for the sale of the lands and premises located at Hanover, Ontario, Canada. The price was $2,000,000 CAD. As a result, and in anticipation of the closing, the Company recorded an impairment of goodwill and fixed assets relating to the property of $7,962,694 at December 31, 2020. This property was security for a $1,000,000 US Note with Koze Investments LLC by way of a first ranking charge. This transaction closed on July 9, 2021 and the note was repaid in full as principal of $1,000,000 plus accrued interest of $124,735 and penalties of $475,265. The note was discharged accordingly.

Effective February 25, 2019, the Company acquired 3,936,500 shares and 2,500,000 Warrants to purchase 2,500,000 shares of Common Stock of GN Ventures, Ltd, Alberta, Canada, f/k/a Great Northern Cannabis, Ltd. (“GN”), in exchange for an aggregate of 7,988,963 shares of its Common Stock, from a former shareholder of GN who is now the Company’s President and CEO. While no assurances can be provided, the Company believes this is the initial step in its efforts to acquire all or a significant portion of the issued and outstanding stock of GN. In May 2020, the Company exchanged 5,507,400 of its shares for 3,671,597 shares of GN.

GN owns a 60,000 square foot cannabis cultivation and grow facility located on 38 acres in Stevensville, Ontario, Canada. Because the Company is a minority shareholder of GN and GN is a privately held company, the Company cannot confirm that the information it currently has on GN’s operations is complete or fully reliable. GN estimates annual total production capacity from the Stevensville facility of up to 5,000 kilograms of cannabis. GN believes the Stevensville facility to be complete, and GN’s subsidiary, 9869247 Canada Limited, received a license to cultivate from the Canadian Ministry of Health on July 5, 2019. As a result, in October 2019, GN commenced cultivation activities and began generating revenues during the first calendar quarter of 2020.

On January 1, 2022, the Company entered into a 20 year finance lease with Formosa Mountain Ltd., for a cannabis production facility in Cremona, Alberta, Canada. The facility is a 55,000 square foot, 6,000 kg per year plant, built in 2015. The licensing process is currently underway, and production and sales are anticipated in Q3, 2022.

COVID-19

On March 11, 2020, the World Health Organization (“WHO”) declared the Covid-19 outbreak to be a global pandemic. In addition to the devastating effects on human life, the pandemic is having a negative ripple effect on the global economy, leading to disruptions and volatility in the global financial markets. Most U.S. states and many countries have issued policies intended to stop or slow the further spread of the disease.

The global pandemic related to an outbreak of the novel coronavirus disease (“COVID-19”) has cast uncertainty on each of these assumptions. There can be no assurance that they continue to be valid. The situation is dynamic and the ultimate duration and magnitude of the impact of COVID-19 on the economy and the financial effect on our business remain unknown at this time. These impacts could include, amongst others, an impact on our ability to obtain debt or equity financing, impairment of investments, net realizable value of inventory, impairments in the value of our long-lived assets, or potential future decreases in revenue or profitability of our ongoing operations.

4

Wholly-Owned Subsidiaries

Our wholly-owned subsidiaries are:

CannaPharmaRx Canada Corp. (Alberta). CannaPharmaRx Canada Corp. is a wholly owned subsidiary of the Company. This subsidiary’s sole purpose and business is to hold the shares of Alternative Medical Solutions Inc. (Ontario).

Alternative Medical Solutions Inc. (Ontario). Alternative Medical Solutions Inc. (Ontario) is a wholly owned subsidiary of the CannaPharmaRx Canada Corp.

2323414 Alberta Ltd is a wholly owned subsidiary of CannaPharmaRx Inc. This subsidiary’s role is the business and operations of our Cremona, Alberta, Canada, production facility, currently being readied for operations anticipated in Q3 of 2022.

Our executive offices are located at Suite 3600, 888 3rd Street SW, Calgary, Alberta Canada, T2P 5C5 phone (949) 652-6838. Our website address is www.cannapharmarx.com.

We have not generated any revenues during the past five years. Following is our current Plan of Operation.

PLAN OF OPERATION

We are involved in the cannabis industry in Canada and are reviewing opportunities in other jurisdictions where cannabis has been legalized, including the US. Our principal business activities to date have been to negotiate, acquire and develop various cannabis cultivation projects throughout Canada. As of the date of this Report we do not own or operate any businesses in the US.

Following is a description of the projects we are pursuing as of the date of this Report:

Great Northern

In early 2019, we retained new members of management who are actively engaged in the Canadian cannabis industry, including former management of GN Ventures, Ltd, Alberta, Canada, f/k/a Great Northern Cannabis, Ltd. (“GN”). Not coincidentally, effective February 25, 2019, we acquired 3,712,500 shares and 2,500,000 Warrants to purchase 2,500,000 shares of Common Stock of GN in exchange for an aggregate of 7,988,963 shares of our Common Stock, from our current CEO, who is a former shareholder of GN.

We cannot state any definitive information concerning Great Northern because it is a privately held Canadian company who is keeping its business activities confidential. We expect that we will obtain additional information on the business activities of GN as we renew discussions to acquire additional interests and can perform our due diligence.

Based on information currently available in the marketplace we believe that GN owns a 60,000 square foot cannabis cultivation and grow facility located on 38 acres in Stevensville, Ontario, Canada. GN estimates annual total production capacity from the Stevensville facility of up to 5,000 kilograms of cannabis. GN advised that the Stevensville facility is complete, and GN’s subsidiary, 9869247 Canada Limited, received a license to cultivate from the Canadian Ministry of Health on July 5, 2019. As a result, in October 2019 GN commenced cultivation activities, with the initial harvest in the first quarter of 2020. Additionally, it is our current understanding that GN intends to increase cannabis production by building additional cannabis cultivation facilities on the excess land presently owned adjacent to the existing Stevensville facility, provided that additional funding can be obtained on commercially reasonable terms. Neither we nor GN have any firm commitment to provide any of the funds necessary for expansion as of the date of this report..

5

On May 8, 2020, we agreed to acquire an additional 3,671,597 shares of GN common stock in exchange for an aggregate of 5,507,400 shares of our Common Stock. We presently own 7,384,097 shares of GN common stock which we believe, based on information provided by the management of GN, equals approximately 10% of the total issued and outstanding shares of GN common stock. Additionally, we own Warrants to purchase an additional 2,500,000 shares of GN common stock with each Warrant having an exercise price of CAD$1.00 per share.

Cremona

On January 1, 2022, the Company entered into a 20 year finance lease with Formosa Mountain Ltd for a cannabis production facility in Cremona, Alberta, Canada. The facility is a 55,000 square foot, 6,000 Kg per year plant, built in 2015 as a state of the art facility. Retooling of the facility is currently underway, as is the licensing process. Production and sales are anticipated in Q3 of 2022.

We intend to license, improve and/or develop our products and identify and select distribution channels. We intend to establish agreements with distributors to get products to market quickly as well as to undertake and engage in our own direct marketing efforts. We will determine the most effective method of distribution for each unique product that we include in our portfolio.

We intend to engage third party research and development firms who specialize in the creation of cannabis products to assist us in the development. We intend to apply for trademarks and patents as we develop proprietary products.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this Annual Report, including our Annual Report on Form 10-K for the year ended December 31, 2021 filed on April 15, 2022 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2022, June 30, 2021 and September 30, 2021, as amended by the filings of Quarterly Reports on Form 10-Q/A for the periods ended March 31, 2022, June 30, 2021 and September 30, 2021 filed with the Securities and Exchange Commission on May 23, 2022, August 16, 2021, and November 15, 2021. For instructions on how to find copies of these documents, see the section entitled “Where You Can Find More Information.”

Corporate Information

CANNAPHARMARX, INC. was formed as a Delaware corporation in August 1998. Our principal executive offices are located at Suite 3600, 888 – 3rd Street SW, Calgary, Alberta, Canada T2P 5C5. The registration statement effectuating our initial public offering became effective in February 2008.

Currently our shares of common stock are quoted on the OTC Markets PINK (OTCPINK) exchange and there is currently 2,860,470 public market for our common stock.

6

THE OFFERING

Common Stock Being Offered by the Selling Stockholder	435,951,370 shares of common stock, consisting of:

•	10,000,000 shares of common stock issued to TYSADCO PARTNERS, LLC upon the execution of the Purchase Agreement (the “Commitment Shares”).

•	50,000,000 shares of common stock issued to TYSADCO PARTNERS, LLC upon the execution of the Purchase Agreement for a total purchase price of $500,000 (the “Initial Purchase Shares”); and

•	385,951,370 additional shares of common stock that we may sell to TYSADCO PARTNERS, LLC pursuant to the Purchase Agreement from time to time after the registration statement of which this prospectus is a part is declared effective.

Common Stock Outstanding Before the Offering	222,667,059 shares (as of July 14, 2022) (including the 10,000,000 Commitment Shares and 50,000,000 Initial Purchase Shares already issued to TYSADCO PARTNERS, LLC pursuant to the Purchase Agreement).

Common Stock Outstanding After the Offering	608,618,429 shares (assuming the issuance after the date of this prospectus by us to the selling stockholder pursuant to the Purchase Agreement of all of the shares that are being offered by this).

Use of proceeds	We will receive no proceeds from the sale of shares of common stock by TYSADCO PARTNERS, LLC in this offering. We have received $5,000,000 gross proceeds from TYSADCO PARTNERS, LLC in the initial purchase under the Purchase Agreement, which we completed at the time we executed the Purchase Agreement, and we may receive up to an additional $4,500,000 in gross proceeds that we may sell to TYSADCO PARTNERS, LLC pursuant to the Purchase Agreement from time to time after the registration statement of which this prospectus is a part is declared effective. Any proceeds from the TYSADCO PARTNERS, LLC that we receive under the Purchase Agreement are expected to be used for general corporate purposes, capital expenditures, working capital and general and administrative expenses. As the remainder of the proceeds are intended to be used for working capital, research and development and operational expenses, some of such proceeds may be used from time to time to pay officer and director compensation.

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

OTC Markets PINK Trading Symbol	“CPMD”

The number of shares of common stock to be outstanding after this offering is based on 222,667,059 shares of common stock outstanding at July 14, 2022, (including 10,000,000 Commitment Shares issued to TYSADCO PARTNERS, LLC and 50,000,000 Initial Purchase Shares purchased by TYSADCO PARTNERS, LLC upon execution of the Purchase Agreement that are being registered herein) plus an additional 385,951,370 shares being registered herein July 14, 2022

7

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus and the information incorporated by reference herein, including those risks identified under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on April 15, 2022, and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2022, June 30, 2021 and September 30, 2021, as filed with the SEC on May 23, 2022, August 16, 2021 and November 15, 2021, respectively March 31, 2022, June 30, 2021and September 30, 2021, which are incorporated by reference in this prospectus and which may be amended, supplemented or superseded by other reports that we subsequently file with the SEC. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline, and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment. Please also read carefully the section entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to This Offering

The sale or issuance of our common stock to TYSADCO PARTNERS, LLC may cause dilution and the sale of the shares of common stock acquired by TYSADCO PARTNERS, LLC, or the perception that such sales may occur, could cause the price of our common stock to fall.

On April 28, 2022, we entered into the Purchase Agreement with TYSADCO PARTNERS, LLC and on that date, we sold 25,000,000 shares of our common stock to TYSADCO PARTNERS, LLC in an initial purchase under the Purchase Agreement for a total purchase price of $5,000,000. We also issued 10,000,000 shares of our common stock to TYSADCO PARTNERS, LLC as consideration for its irrevocable commitment to purchase our common stock under the Purchase Agreement. The remaining shares of our common stock that may be issued under the Purchase Agreement may be sold by us to TYSADCO PARTNERS, LLC at our discretion from time to time over a Twenty-four months period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, including that the SEC has declared effective the registration statement of which this prospectus is a part and that such registration statement remains effective. The purchase price for the shares that we may sell to TYSADCO PARTNERS, LLC under the Purchase Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.

Subject to the terms of the Purchase Agreement, we generally have the right to control the timing and amount of any future sales of our shares to TYSADCO PARTNERS, LLC. Additional sales of our common stock, if any, to TYSADCO PARTNERS, LLC will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to TYSADCO PARTNERS, LLC all, some, or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to TYSADCO PARTNERS, LLC, after TYSADCO PARTNERS, LLC has acquired the shares, TYSADCO PARTNERS, LLC may resell all or some of those shares at any time or from time to time in its discretion. Therefore, sales to TYSADCO PARTNERS, LLC by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to TYSADCO PARTNERS, LLC, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

We may require additional financing to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our stockholders.

We may direct TYSADCO PARTNERS, LLC to purchase up to $4,500,000 worth of shares of our common stock under our agreement over a Twenty-four months period generally in amounts up to 385,951,370 shares of our common stock (such purchases, “Regular Purchases”), which may be increased to up to 385,951,370 shares of our common stock depending on the market price of our common stock at the time of sale, and, TYSADCO PARTNERS, LLC committed obligation under any Regular Purchase shall not exceed $1,000,000.

8

The extent we rely on TYSADCO PARTNERS, LLC as a source of funding will depend on a number of factors including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from TYSADCO PARTNERS, LLC were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we sell all $5,000,000 under the Purchase Agreement to TYSADCO PARTNERS, LLC, we may still need additional capital to finance our future production plans and working capital needs, and we may have to raise funds through the issuance of equity or debt securities. Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our common stock could be reduced. A financing could involve one or more types of securities including common stock, convertible debt or warrants to acquire common stock. These securities could be issued at or below the then prevailing market price for our common stock. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock could be negatively impacted.

Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

Our management will have broad discretion over the use of the net proceeds from our sale of shares of common stock to TYSADCO PARTNERS, LLC, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from our sale of shares of common stock to TYSADCO PARTNERS, LLC, and we could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

An active trading market for our common stock may not be sustained.

Although our common stock is listed on the OTC Markets PINK Market, the market for our shares has demonstrated varying levels of trading activity. Furthermore, the current level of trading may not be sustained in the future. The lack of an active market for our common stock may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares and may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire additional intellectual property assets by using our shares as consideration.

We do not anticipate paying dividends on our common stock and, accordingly, stockholders must rely on stock appreciation for any return on their investment.

We have never declared or paid cash dividends on our common stock and do not expect to do so in the foreseeable future. The declaration of dividends is subject to the discretion of our board of directors and limitations under applicable law, and will depend on various factors, including our operating results, financial condition, future prospects and any other factors deemed relevant by our board of directors. You should not rely on an investment in our company if you require dividend income from your investment in our company. The success of your investment will likely depend entirely upon any future appreciation of the market price of our common stock, which is uncertain and unpredictable. There is no guarantee that our common stock will appreciate in value.

We face risks related to health epidemics and other outbreaks, which could significantly disrupt our operations.

Our business has been and could continue to be adversely impacted by the effects of Novel Coronavirus (“COVID-19”) or other epidemics. A public health epidemic, including COVID-19 poses the risk that we or our employees, contractors, suppliers, and other partners may be prevented from conducting business activities for an indefinite period of time, including due to shutdowns that may be requested or mandated by governmental authorities. The extent to which COVID-19 impacts our results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.

9

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by TYSADCO PARTNERS, LLC. We will receive no proceeds from the sale of shares of common stock by TYSADCO PARTNERS, LLC in this offering. We received $500,000 from TYSADCO PARTNERS, LLC as its initial purchase pursuant to the Purchase Agreement, and we may receive up to an additional $4,500,000 in gross proceeds under the Purchase Agreement from any sales we make to TYSADCO PARTNERS, LLC pursuant to the Purchase Agreement after the date of this prospectus. We estimate that the net proceeds to us from the sale of our common stock to TYSADCO PARTNERS, LLC pursuant to the Purchase Agreement would be up to $$5,000,000 over an approximately Twenty-four months period, assuming that we sell the full amount of our common stock that we have the right, but not the obligation, to sell to TYSADCO PARTNERS, LLC under the Purchase Agreement, and after other estimated fees and expenses. See “Plan of Distribution” elsewhere in this prospectus for more information.

Any proceeds from the TYSADCO PARTNERS, LLC that we receive under the Purchase Agreement are expected to be used for general corporate purposes, capital expenditures, working capital and general and administrative expenses. As the remainder of the proceeds are intended to be used for working capital, research and development and operational expenses, some of such proceeds may be used from time to time to pay officer and director compensation. As we are unable to predict the timing or amount of potential issuances of all of the additional shares issuable to the Purchase Agreement, we cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of such additional shares. Accordingly, our management will have broad discretion in the application of the net proceeds. We may use the proceeds for purposes that are not contemplated at the time of this offering. It is possible that no additional shares will be issued under the Purchase Agreement.

We will incur all costs associated with this prospectus and the registration statement of which it is a part.

MARKET FOR COMMON STOCK AND DIVIDEND POLICY

Our common stock is traded on the OTC Markets PINK Market under the symbol “CPMD.” The last reported sale price of our common stock on July 11, 2022 on the OTC Markets PINK Market was $0.012955 per share. As of July 11, 2022, there were 375 holders of record of our common stock.

We cannot provide any assurance that we will declare or pay cash dividends on our common stock. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

10

MANAGEMENT

Executive Officers and Directors

Set forth below are the directors and executive officers of the Company as of July 7, 2022. Except as set forth below, there are no other persons who have been nominated or chosen to become directors, nor are there any other persons who have been chosen to become executive officers. Other than as set forth below, there are no arrangements or understandings between any of the directors, officers and other persons pursuant to which such person was selected as a director or an officer.

Name	Position Held with Company	Age	Date First Elected or Appointed
Dominick Colvin	Chief Executive Officer, President, and Director	53	April 2018
Marc Branson	Director	45	April 2019
Richard Orman	Director	72	April 2019
Andrew Steedman	Chief Operating Officer	60	April 2019
John Cassels	Chief Financial Officer	73	April 2019

Our Board of Directors believes that all members of the Board and all executive officers encompass a range of talent, skill, and experience sufficient to provide sound and prudent guidance with respect to our operations and interests. The information below with respect to our sole officer and director includes his experience, qualifications, attributes, and skills necessary for him to serve as a director and/or executive officer.

Biographies

Dominick Colvin, 53, was appointed as our Chief Executive Officer, President and a director in April 2018. He resigned these positions in November 2018 but was re-appointed to these positions again in February 2019. In addition to his positions with our Company, since June 2007 Mr. Colvin has been President of PLC International Investments, Inc., a private held Canadian company engaged in power production, oil and coal mining.

Marc Branson, 45, was appointed as a director of our Company in April 2019. In addition, since January 2018 he has been the owner and co-founder of Titan Technologies, Inc., Vancouver, British Columbia, Canada, a development stage privately held technology company focused on AI powered block chain solutions for businesses. Since October 2016 he has also been the President and director of Catalina Gold Corp., a publicly traded Canadian company. Previously, from October 2013 through June 2015 he was President and a director of Lightning Ventures Inc., a publicly held manufacturer and distributor of specialty oil and gas products. Since 2007 he has also been President and a director of CapWest Investments., a private investment corporation that focuses on development stage companies. He received a degree in International Business from Open Learning University in 2000 and received a Business Management certificate from Capilano College in 1997.

Richard D. Orman, 72, was appointed as a director of our Company in April 2019. In addition, he is currently the President of PLM Consultants, LTD, Calgary, Alberta, Canada, a privately held business consulting company, a position he has held since 1982. In 1986 Mr. Orman was elected to the Legislative Assembly of Alberta and was appointed to the provincial cabinet as Minister of Career Development and Employment. In 1988 he was appointed Minister of Labor. He was re-elected in 1989 and was then appointed Minster of Energy. He has over 35 years of experience with publicly traded companies in Canada, including Chairman and CEO of Kappa Energy Company, Inc., from 19914 to 2001, a director of Vanguard Oil Corp. from 1998 through 2001, and Executive Vice Chairman of Exceed Energy Company, Inc. from 2003 through 2005, Each of the aforesaid companies had their securities traded on the Toronto Stock Exchange. In addition, he was Vice Chairman of Novatel Inc., a company traded on NASDAQ from 2004 through 2007 and from 2007 through 2011 he was the lead director of Daylight Energy Ltd, also traded on the TSX. From 2015 through February 2019, he was a consultant and senior counsel at Canadian Strategy Group, a government relations firm located in Edmonton, Alberta. In 2012 he was elected to the Board of Directors and currently serves as Chairman of the Board of Wescan Energy Corp. a company traded on the TSX. In 2016 he was elected and currently serves as an independent non-executive director of Persta Resources, Inc., a company traded on the Hong Kong Stock Exchange. Mr. Orman received a Bachelor of Arts degree with honors from Eastern Washington University in 1971.

11

Andrew Steedman, 60, Chief Operating Officer. Mr. Steedman is Chief Operating Officer of CannaPharmaRx, Inc. Prior to joining CannaPharmaRx, Mr. Steedman was the President of his own management consulting firm. From 2005 to 2015 he was Vice President of Operations for NXT Energy Solutions Inc. where he was responsible for the signing and execution of over $50 million in contracts in Canada, the USA and internationally. From 2001 to 2003 he was President and CEO of Wireless Networks and was responsible for the overall strategic direction of the company. From 1999 to 2001, he was Senior Manager of Business Development with Nortel Networks. In this role he was responsible for developing Nortel's unlicensed wireless strategy, identifying strategic partners, developing relationships with key customers and negotiating OEM agreements with key partners. From 1994 to 1999, Mr. Steedman held various positions within Nortel including product management, project management, international business development and marketing. From 1991 to 1994, Mr. Steedman consulted in Bangkok to the Telephone Organization of Thailand (TOT). He was responsible for the construction of a network management center that would monitor the TOT's national network. Mr. Steedman holds a B.Sc. in Electrical Engineering and an MBA both from the University of Calgary.

John H. Cassels, 73, Chief Financial Officer. Mr. Cassels’s career focus for more than three decades has been the junior oil and gas exploration and production sector of the energy industry in Canada, the United States and Argentina. A CPA, CA. He has served as a CEO or CFO and a Director of twelve early-stage companies, all but one of which were eventually TSX or NYSE listed companies. With a sharp financial bent, Mr. Cassels has provided a guiding hand to the entities through initiatives to raise capital from under $1 million to $33 million and developed internally generated cash flow for sustained growth while actively participating in accretive mergers, strategic acquisitions and value-added divestitures. Mr. Cassels served as CFO for Purdy & Partners (a private equity firm), CEO of Highview Resources (sold to Wild River Resources), CFO of Redwood Energy and Landover Energy (both subsequently sold), CEO of Raider Resources and Fortune Energy, CFO of PanContinental Oil and Tri-Power Petroleum (both sold) and CFO of Anschutz Canada Exploration (sold to Pembina Resources).

Family Relationships

There are no family relationships between and among any of our directors or executive officers.

Involvement in Certain Legal Proceedings

No director, executive officer, significant employee or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Committees of the Board

Our Board of Directors held no formal meeting in the year ended December 31, 2021. Otherwise, all proceedings of the Board of Directors were conducted by resolutions consented to in writing by the sole director and filed with the minutes of the Company.

Board Nominations and Appointments

In considering whether to nominate any particular candidate for election to the Board of Directors, we will use various criteria to evaluate each candidate, including an evaluation of each candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of our stockholders.  The Board of Directors plans to evaluate biographical information and interview selected candidates in the next fiscal year and also plans to consider whether a potential nominee would satisfy the listing standards for “independence” of The Nasdaq Stock Market and the SEC’s definition of “audit committee financial expert.” The Board of Directors does not plan to assign specific weights to particular criteria and no particular criterion will be a prerequisite for each prospective nominee.

We do not have a formal policy with regard to the consideration of director candidates recommended by our stockholders, however, stockholder recommendations relating to director nominees may be submitted in accordance with the procedures set forth below under the heading “Communicating with the Board of Directors”.

12

Communicating with the Board of Directors

Stockholders who wish to send communications to the Board of Directors may do so by writing to 888 – 3rd Street SW, Suite 3600 Calgary, Alberta, CanadaT2P 5C5. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication.” All such letters must identify the author as a stockholder and must include the stockholder’s full name, address and a valid telephone number. The name of any specific intended recipient should be noted in the communication. We will forward any such correspondence to the intended recipients; however, prior to forwarding any such correspondence, and we will review such correspondence, and in our discretion, may not forward communications that relate to ordinary business affairs, communications that are primarily commercial in nature, personal grievances or communications that relate to an improper or irrelevant topic or are otherwise inappropriate for the Board of Director’s consideration.

Compensation of Directors

The Company has been accruing $10,000 per month per director since January 1, 2019, however to date none of these have been paid. As of March 31, 2022, there was $995,495 in unpaid director fees, which includes $150,000 owed to former directors accrued since 2016. Directors are not paid for meetings attended. However, we intend to review and consider future proposals regarding board compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our Board of Directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Code of Ethics

As part of our system of corporate governance, our Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code”) for directors and executive officers of the Company. This Code is intended to focus each director and executive officer on areas of ethical risk, provide guidance to directors and executive officer to help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and help foster a culture of honesty and accountability. Each director and executive officer must comply with the letter and spirit of this Code. We have also adopted a Code of Ethics for Financial Executives applicable to our Chief Executive Officer and senior financial officers to promote honest and ethical conduct; full, fair, accurate, timely and understandable disclosure; and compliance with applicable laws, rules and regulations. We intend to disclose any changes in or waivers from our Code of Business Conduct and Ethics and our Code of Ethics for Financial Executives by filing a Form 8-K or by posting such information on our website.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings.

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the year ended December 31, 2018, none of our greater than 10% percent beneficial owners failed to comply on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

13

d.	Executive Compensation, Corporate Governance

General Philosophy

Our Board of Directors is responsible for establishing and administering the Company’s executive and director compensation.

Executive Compensation

The following summary compensation table indicates the cash and non-cash compensation earned from the Company during the years ended December 31, 2021, 2020 and 2019 for our named executive officers.

Name and Position		Year	Salary ($)	Bonus ($)	Total ($)

Nick Colvin	(1)	2021	94,652	–	94,652
		2020	94,251	–	94,251
		2019	89,038		89,038

John Cassels	(2)	2021	94,652	–	94,652
		2020	94,251	0	94,251
		2019	63,265	20,000	83,265

Andrew Steedman	(3)	2021	94,652	–	94,652
		2020	94,251	0	94,251
		2019	63,265	20,000	83,265

(1)	Was appointed as director in April 2018. Mr. Colvin resigned his positions with our Company in November 2018. In February 2019 he was again appointed as President, CEO and Director.

(2)	Was appointed to Chief Financial Officer in April 2019.

(3)	Was appointed to Chief Operating Officer in April 2019.

The amounts in these columns represent the fair value of the award as of the grant date as computed in accordance with ASC 718. These amounts represent restricted stock awards and stock options granted to the named executive officers, and do not reflect the actual amounts that may be realized by those officers.

14

Key Employee Employment Agreements

The Company has an Employment Agreement with Dominic Colvin to serve as the Company’s Chief Executive Officer. The Agreement is dated April 23, 2019. The Contracts provide for an annual salary of CAD $120,000 and a signing bonus of US$20,000. During 2019 and 2020 the salaries were accrued but not paid. The unpaid amounts were accrued in the financial statements of the Company.

The Company has an Employment Agreement with Andrew Steedman to serve as Chief Operating Officer. The Agreement is dated April 23, 2019. The Contracts provide for an annual salary of CAD $120,000 and a signing bonus of US$20,000. During 2019 the salaries were paid intermittently and in 2020 not at all from July. The unpaid amounts were accrued in the financial statements of the Company.

The Company has Employment Agreements with John Cassels to serve as Chief Financial Officer. The Agreement dated April 23, 2019. The Contracts provide for an annual salary of CAD $120,000 and a signing bonus of US$20,000.

During 2019 the salaries were paid intermittently and in 2020 not at all from July. The unpaid amounts were accrued in the financial statements of the Company.

Key Employee Employment Agreements

The Company has an Employment Agreement with Dominic Colvin to serve as the Company’s Chief Executive Officer. The Agreement is dated April 23, 2019. The Contracts provide for an annual salary of CAD $120,000 and a signing bonus of US$20,000. During 2019 the salaries were paid intermittently and in 2020 not at all from February. The unpaid amounts were accrued in the financial statements of the Company.

The Company has an Employment Agreement with Andrew Steedman to serve as Chief Operating Officer. The Agreement is dated April 23, 2019. The Contracts provide for an annual salary of CAD $120,000 and a signing bonus of US$20,000. During m2019 the salaries were paid intermittently and in 2020 not at all from February. The unpaid amounts were accrued in the financial statements of the Company.

The Company has Employment Agreements with John Cassels to serve as Chief Financial Officer. The Agreement dated April 23, 2019. The Contracts provide for an annual salary of CAD $120,000 and a signing bonus of US$20,000. During m2019 the salaries were paid intermittently and in 2020 not at all from February. The unpaid amounts were accrued in the financial statements of the Company.

Options Granted to Named Executives

None

Outstanding Equity Awards at Fiscal Year-End

None

15

Equity Compensation Plan Information and Issuances

Our current policy is that all full-time key employees are considered annually for the possible grant of stock options, depending upon qualifying performance criteria. The criteria for the awards are experience, uniqueness of contribution to our business and the level of performance shown during the year. Stock options are intended to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

Pension Benefits

None of our named executive officers is covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

None of our named executive officers is covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Equity Incentive Plan

As of the date of this Report we do not have any equity compensation plan but may adopt one or more in the future.

In accordance with the ACS 718, Compensation – Stock Compensation, awards granted are valued at fair value at the grant date. The Company recognizes compensation expense on a pro rata straight-line basis over the requisite service period for stock-based compensation awards with both graded and cliff vesting terms. The Company recognizes the cumulative effect of a change in the number of awards expected to vest in compensation expense in the period of change. The Company has not capitalized any portion of its stock-based compensation.

Director Compensation

We paid each of our current officers and directors a one-time fee of $27,500 in 2018. In January 2019, the Board authorized and approved a monthly director fee of $10,000 (U.S.) for each director. All of these fees have been accrued.

We do not believe risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect upon us

e.	Security Ownership of Certain Beneficial Owners and Management

Except as otherwise stated, the table below sets forth information concerning the beneficial ownership of Common Stock as of December 31, 2021 for: (1) each director currently serving on our Board of Directors; (2) each of our named executive officers; (3) our directors and executive officers as a group; and (4) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock. As of December 31,, 2020, there were 47,611,794 shares of Common Stock outstanding, 60,000 Preferred A Shares convertible into 1,250 Shares of Common Stock, and 475,000 Series B Preferred Shares for a total of 123,086,794 shares. Except as otherwise noted, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

16

Title of Class	Name and Address of Beneficial Owner[1]	Amount and Nature of Beneficial Ownership	Percent of Class[2]
Common	Dominic Colvin Suite 206, 1180 Sunset Drive Kelowna, BC Z1Y 9W6	1,004,454	0.5%
	Dominic Colvin Suite 206, 1180 Sunset Drive Kelowna, BC Z1Y9W6	8,715,000	4.1%
Series A Preferred	Andrew Steedman 3600, 888 – 3rd Street SW Calgary, Alberta, T2P 5C5	11,000,000	5.2%
Common	Andrew Steedman 3600,888 – 3rd Street SW Calgary, Alberta T2P 5C5	375,000	0.2%
Series A Preferred	John Cassels 3600, 888 - 3rd Street SW Calgary, Alberta, T2P 0C5	5,000,000	2.4%
Common	John Cassels 3600,888 – 3rd Street SW Calgary, Alberta T2P 5C5	881,637	0.4%
Common	Richard Orman 3600, 888-3rd Street SW Calgary, Alberta T2P 5C5	625,000	0.3%
	Total Beneficial Holders as a Group	27,601,091	13.0%

1 The address of record is c/o CannaPharmaRx, Inc., 888 – 3rd Street SW, Suite 3600, Calgary, Alberta, CanadaT2P 5C5.

2 Applicable percentages are based 212,096,088 beneficially owned shares outstanding as of December 31, 2021 and includes issued and outstanding shares of common stock as well as vested but unissued restricted shares. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days whether upon the exercise of options or otherwise. Shares of Common Stock subject to options and warrants currently exercisable, or exercisable within 60 days after the date of this report, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table, the Company believes that each of the shareholders named in the table has sole voting power.

Changes in Control.

There are currently no arrangements which may result in a change of control of our company.

17

Non-Cumulative Voting

The holders of our shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose.  In such event, the holders of the remaining shares will not be able to elect any of our Directors.

f.	Transactions with Related Persons, Promoters, and Certain Control Persons

Transactions with Related Persons

As of December 31, 2019, there have been no transactions, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed years, and in which any of the following persons had or will have a direct or indirect material interest.

Named Executive Officers and Current Directors

For information regarding compensation for our named executive officers and current directors, see “Executive Compensation.”

Director Independence

Our securities are quoted on the OTC Markets Group, Pink, which does not have any director independence requirements. We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the Securities and Exchange Commission.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.  Based on these standards, we have determined that our director is not an independent director.

Our board of directors has determined Marc Branson is an “independent director” as defined in the NASDAQ listing standards and applicable SEC rules.

Pension Benefits

We currently do not maintain any pension plan or arrangement under which our named executive officers are entitled to participate or receive post-retirement benefits.

18

Non-Qualified Deferred Compensation

We currently do not maintain any nonqualified deferred compensation plan or arrangement under which our named executive officers are entitled to participate.

Employee Benefit Plans

We currently do not maintain any employee benefit plan of any kind for our employees.

Limitation of Liability and Indemnification Matters

Our articles of incorporation contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law.

Our articles of incorporation and bylaws authorize our company to provide indemnification to our directors and officers and persons who are or were serving at our request as a director, officer, manager or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise to the fullest extent permitted by Delaware law. Our articles of incorporation and bylaws also authorize our company, by action of our board of directors, to provide indemnification to employees and agents of our company and persons who are serving or did serve at our request as an employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise with the same scope and effect as provided to our directors and officers as described above.

No pending litigation or proceeding involving a director, officer, employee or other agent of our company currently exists as to which indemnification is being sought. We are not aware of any threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent of our company.

We anticipate obtaining director and officer liability insurance with respect to possible director and officer liabilities arising out of certain matters, including matters arising under the Securities Act. See “Disclosure of SEC Position on Indemnification for Securities Act Liabilities.”

19

THE TYSADCO PARTNERS, LLC TRANSACTION

General

On April 28, 2022, we entered into the Purchase Agreement with TYSADCO PARTNERS, LLC, which we refer to in this prospectus as the Purchase Agreement, pursuant to which TYSADCO PARTNERS, LLC has agreed to purchase from us up to an aggregate of $ 5,647,750.00 of our common stock (subject to certain limitations) from time to time over the term of the Purchase Agreement. Also on April 28, 2022, we entered into a registration rights agreement with TYSADCO PARTNERS, LLC, which we refer to in this prospectus as the Registration Rights Agreement, pursuant to which we have filed with the Securities and Exchange Commission (the “SEC”) the registration statement that includes this prospectus to register for resale under the Securities Act of 1933, as amended, or the Securities Act, the shares of common stock that have been or may be issued to TYSADCO PARTNERS, LLC under the Purchase Agreement.

This prospectus covers the resale by the TYSADCO PARTNERS, LLC of 435,951,370 shares of our common stock, comprised of: (i) 10,000,000 shares that we already issued to TYSADCO PARTNERS, LLC as Commitment Shares for making the commitment under the Purchase Agreement, (ii) 50,000,000 shares that we sold to TYSADCO PARTNERS, LLC for $ 500,000 on April 28, 2022 as Initial Purchase Shares under the Purchase Agreement, and (iii) an additional 385,951,370 shares we may issue to TYSADCO PARTNERS, LLC in the future under the Purchase Agreement, if and when we sell shares to TYSADCO PARTNERS, LLC under the Purchase Agreement.

Other than 10,000,000 Commitment Shares that we have already issued to TYSADCO PARTNERS, LLC pursuant to the terms of the Purchase Agreement as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement, and 50,000,000 Initial Purchase Shares issued to TYSADCO PARTNERS, LLC for its initial $ 500,000 purchase of common stock on April 28, 2022, we do not have the right to commence any sales of our common stock to TYSADCO PARTNERS, LLC under the Purchase Agreement until all of the conditions set forth in the Purchase Agreement have been satisfied, including that the SEC has declared effective the registration statement that includes this prospectus registering the shares that will be issued and sold to TYSADCO PARTNERS, LLC, which we refer to in this prospectus as the Commencement. Thereafter, we may, from time to time and at our sole discretion for a period of Twenty-four months, on any business day that we select, direct TYSADCO PARTNERS, LLC to purchase up to 435,951,370 shares of common stock, which amounts may be increased depending on the market price of our common stock at the time of sale, which we refer to in this prospectus as “regular purchases.” In addition, at our discretion, TYSADCO PARTNERS, LLC has committed to purchase other “accelerated amounts” and/or “additional accelerated amounts” under certain circumstances. We will control the timing and amount of any sales of our common stock to TYSADCO PARTNERS, LLC. The purchase price of the shares that may be sold to TYSADCO PARTNERS, LLC in regular purchases under the Purchase Agreement will be based on an agreed upon fixed discount to the market price of our common stock immediately preceding the time of sale as computed under the Purchase Agreement. The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction as set forth in the Purchase Agreement. We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty, or cost upon one business day notice. There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than a prohibition on our entering into certain types of transactions that are defined in the Purchase Agreement as “Variable Rate Transactions.” TYSADCO PARTNERS, LLC may not assign or transfer its rights and obligations under the Purchase Agreement.

As of July 14, 2022, there were 222,667,059 shares of our common stock outstanding, of which 229,780,968 shares were held by non-affiliates, including the 50,000,000 shares that we have already issued to TYSADCO PARTNERS, LLC under the Purchase Agreement. Although the Purchase Agreement provides that we may sell up to an aggregate of $5,000,000 of our common stock to TYSADCO PARTNERS, LLC, only 435,951,370 shares of our common stock are being offered under this prospectus to TYSADCO PARTNERS, LLC, which represents the 50,000,000 shares that we have already issued to TYSADCO PARTNERS, LLC under the Purchase Agreement and 435,951,370 additional shares which may be issued to TYSADCO PARTNERS, LLC in the future under the Purchase Agreement, if and when we sell shares to TYSADCO PARTNERS, LLC under the Purchase Agreement. Depending on the market prices of our common stock at the time we elect to issue and sell shares to TYSADCO PARTNERS, LLC under the Purchase Agreement, we may need to register for resale under the Securities Act additional shares of our common stock in order to receive aggregate gross proceeds equal to the $5,000,000 total commitment available to us under the Purchase Agreement. If all of the 435,951,370 shares offered by TYSADCO PARTNERS, LLC under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately 173.33% of the total number of shares of our common stock outstanding and approximately 52.70 % of the total number of outstanding shares held by non-affiliates, in each case as of the date hereof. If we elect to issue and sell more than the 435,951,370 shares offered under this prospectus to TYSADCO PARTNERS, LLC, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by TYSADCO PARTNERS, LLC is dependent upon the number of shares we sell to TYSADCO PARTNERS, LLC under the Purchase Agreement.

20

The Purchase Agreement also prohibits us from directing TYSADCO PARTNERS, LLC to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by TYSADCO PARTNERS, LLC and its affiliates, would result in TYSADCO PARTNERS, LLC and its affiliates having beneficial ownership, at any single point in time, of more than 4.99% of the then total outstanding shares of our common stock, as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Rule 13d-3 thereunder, which limitation we refer to as the Beneficial Ownership Cap.

Issuances of our common stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to TYSADCO PARTNERS, LLC.

Purchase of Shares Under the Purchase Agreement

Under the Purchase Agreement, upon Commencement, on any business day that we select on the purchase price per share for each such Regular Purchase will be equal to the lower of:

•	the 75% of the average of the two lowest individual Daily volume sale price for our common stock on the purchase date of such shares; and

•	the arithmetic average of the three lowest closing sale prices for our common stock during the 10 consecutive business days ending on the business day immediately preceding the purchase date of such shares.

In addition to the Regular Purchases described above, we may also direct TYSADCO PARTNERS, LLC, on any business day on which we have properly submitted a Regular Purchase notice directing TYSADCO PARTNERS, LLC to purchase the maximum number of shares of our common stock that we are then permitted to include in a single Regular Purchase notice and the closing price of our common stock on such business day is not less than $25,000 in the aggregate (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement), to purchase an additional amount of our common stock, which we refer to as an Accelerated Purchase, not to exceed the lesser of:

•	4.99% of the aggregate shares of our common stock traded during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase date, which is defined as the next business day following the purchase date for the corresponding Regular Purchase, the portion of the normal trading hours on the applicable Accelerated Purchase date prior to such time that any one of such thresholds is crossed, which period of time on the applicable Accelerated Purchase date we refer to as the Accelerated Purchase Termination Time; and

The purchase price per share for each such Purchase will be equal to 75% of the lower of:

•	the two lowest individually daily volume weighted average price of our common stock during the Purchase Termination Time on the applicable Purchase date; and

•	the closing sale price of our common stock on the applicable Purchase date.

21

We may also direct TYSADCO PARTNERS, LLC, not later than p.m., Eastern Standard Time, on a business day on which an Accelerated Purchase has been completed and all of the shares to be purchased thereunder (and under the corresponding Regular Purchase) have been properly delivered to TYSADCO PARTNERS, LLC in accordance with the Purchase Agreement prior to such time on such business day, and provided that the purchase agreement is complied with, up to the lesser of:

•	500% of the aggregate shares of our common stock traded during a certain portion of the normal trading hours on such Accelerated Purchase date as determined in accordance with the Purchase Agreement, which period of time we refer to as the Additional Accelerated Purchase Termination Time; and

•	three times the number of purchase shares purchased pursuant to the Regular Purchase corresponding to the Accelerated Purchase that was completed on such Accelerated Purchase date on which an Additional Accelerated Purchase notice was properly received.

We may, in our sole discretion, submit multiple Additional Accelerated Purchase notices to TYSADCO PARTNERS, LLC prior to 5:00 PM, Eastern Standard Time, on a single Accelerated Purchase date, provided that all prior Accelerated Purchases and Additional Accelerated Purchases (including those that have occurred earlier on the same day) have been completed and all of the shares to be purchased thereunder (and under the corresponding Regular Purchase) have been properly delivered to TYSADCO PARTNERS, LLC in accordance with the Purchase Agreement.

The purchase price per share for each such Additional Accelerated Purchase will be equal to 75% of the lower of:

•	the volume weighted average price of our common stock during the applicable Additional Accelerated Purchase Termination Time on the applicable Additional Accelerated Purchase date; and

•	the closing sale price of our common stock on the applicable Additional Accelerated Purchase date.

In the case of the Initial Purchase, Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.

Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to TYSADCO PARTNERS, LLC.

Events of Default

Events of default under the Purchase Agreement include the following:

•	the effectiveness of the registration statement of which this prospectus forms a part lapses for any reason (including, without limitation, the issuance of a stop order), or any required prospectus supplement and accompanying prospectus are unavailable for the resale by TYSADCO PARTNERS, LLC of our common stock offered hereby, and such lapse or unavailability continues for a period of 1 consecutive business days or for more than an aggregate of 1 business days in any 365-day period;

•	suspension by our principal market of our common stock from trading for a period of one business day;

22

•	the de-listing of our common stock from the OTC Markets PINK Markets, our principal market, provided our common stock is not immediately thereafter trading on the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE American, the NYSE Arca or the OTC Bulletin Board (or nationally recognized successor thereto);

•	the failure of our transfer agent to issue to TYSADCO PARTNERS, LLC shares of our common stock within two business days after the applicable date on which TYSADCO PARTNERS, LLC is entitled to receive such shares;

•	any breach of the representations or warranties or covenants contained in the Purchase Agreement or Registration Rights Agreement that has or could have a material adverse effect on us and, in the case of a breach of a covenant that is reasonably curable, that is not cured within 5 business days;

•	any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us;

•	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against us in an involuntary case, (ii) appoints a Custodian for us or for all or substantially all of our property, or (iii) orders the liquidation of us or our subsidiaries;

•	the failure to be insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as reasonably prudent and customary for companies engaged in the businesses in which we and our subsidiaries are engaged, at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of us and our subsidiaries, taken as a whole; or

•	if at any time we are not eligible to transfer our common stock electronically as DWAC shares.

TYSADCO PARTNERS, LLC does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above. During an event of default, all of which are outside of TYSADCO PARTNERS, LLC control, we may not direct TYSADCO PARTNERS, LLC to purchase any shares of our common stock under the Purchase Agreement.

Our Termination Rights

We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give notice to TYSADCO PARTNERS, LLC to terminate the Purchase Agreement. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.

No Short-Selling or Hedging by TYSADCO PARTNERS, LLC

TYSADCO PARTNERS, LLC has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

Prohibitions on Variable Rate Transactions

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement other than a prohibition on entering into a “Variable Rate Transaction,” as defined in the Purchase Agreement.

23

Effect of Performance of the Purchase Agreement on Our Stockholders

All 435,951,370 shares registered in this offering which have been or may be issued or sold by us to TYSADCO PARTNERS, LLC under the Purchase Agreement are expected to be freely tradable. It is anticipated that shares registered in this offering will be sold over a period of up to Twenty-four months commencing on the date that the registration statement including this prospectus becomes effective. The sale by TYSADCO PARTNERS, LLC of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock to TYSADCO PARTNERS, LLC, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to TYSADCO PARTNERS, LLC all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to TYSADCO PARTNERS, LLC, after TYSADCO PARTNERS, LLC has acquired the shares, TYSADCO PARTNERS, LLC may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to TYSADCO PARTNERS, LLC by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to TYSADCO PARTNERS, LLC under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with TYSADCO PARTNERS, LLC may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to TYSADCO PARTNERS, LLC and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct TYSADCO PARTNERS, LLC to purchase up to $5,000,000 of our common stock, which includes the $500,000 initial purchase of shares following execution of the Purchase Agreement. Depending on the price per share at which we sell our common stock to TYSADCO PARTNERS, LLC pursuant to the Purchase Agreement, we may need to sell to TYSADCO PARTNERS, LLC under the Purchase Agreement more shares of our common stock than are offered under this prospectus in order to receive aggregate gross proceeds equal to the $5,000,000 total commitment available to us under the Purchase Agreement. If we choose to do so, we must first register for resale under the Securities Act such additional shares of our common stock, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by TYSADCO PARTNERS, LLC under this prospectus is dependent upon the number of shares we direct TYSADCO PARTNERS, LLC to purchase under the Purchase Agreement.

On April 28, 2022, our board of directors approved the issuance of 435,951,370 shares of our common stock under the Purchase Agreement and approved the reservation of up to an additional 435,951,370 shares for the future issuance of up to $4,500,000 worth of shares of our common stock under the Purchase Agreement. We would seek additional board of director approval before agreeing to any increase in the value of the shares of common stock we may issue to TYSADCO PARTNERS, LLC under the Purchase Agreement and any such increase would require us and TYSADCO PARTNERS, LLC to enter into a new purchase agreement.

24

The following table sets forth the amount of gross proceeds we would receive from TYSADCO PARTNERS, LLC from our sale of shares to TYSADCO PARTNERS, LLC under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Registered Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to TYSADCO PARTNERS, LLC(2)	Proceeds from the Sale of Shares to TYSADCO PARTNERS, LLC Under the Purchase Agreement(1)
$0.005		1,000,000,000	164.31%	$5,000,000

$0.01	(3)	500,000,000	82.15%	$5,000,000

$0.02		250,000,000	41.08%	$5,000,000

$0.04		125,000,000	20.54%	$5,000,000

$0.08		62,500,000	10.27%	$5,000,000

$0.16		31,250,000	5.13%	$5,000,000

(1)    Although the Purchase Agreement provides that we may sell up to $5,000,000 of our common stock to TYSADCO PARTNERS, LLC, we are only registering 435,951,370 shares under this prospectus, including 50,000,000 shares issued to TYSADCO PARTNERS, LLC as a commitment fee and 50,000,000 shares already sold to TYSADCO PARTNERS, LLC for $500,000 as an initial purchase, which leaves a maximum of 385,951,370 additional shares to be issued for future purchases. Accordingly, depending on the assumed average price per share, we may or may not be able to ultimately sell to TYSADCO PARTNERS, LLC a number of shares of our common stock with a total value of $5,000,000.

(2)    The numerator is based on the number of shares issuable at the corresponding assumed purchase price as set forth in the adjacent column plus the 50,000,000 shares already owned by TYSADCO PARTNERS, LLC. The denominator is based on 222,667,059 shares outstanding as of July 14, 2022 plus the number of shares set forth in the adjacent column. The table does not give effect to the prohibition contained in the Purchase Agreement that prevents us from selling to TYSADCO PARTNERS, LLC the number of shares such that, after giving effect to such sale, TYSADCO PARTNERS, LLC and its affiliates would beneficially own more than 4.99% of the then outstanding shares of our common stock. Assuming the closing stock price of $ $0.0105 per share on April 28, 2022 and the 4.99% limitation mentioned above, the total number of shares we could sell to TYSADCO PARTNERS, LLC would be 435,951,370 for total proceeds of $5,000,000.

(3)    The closing sale price of our shares on April 28, 2022.

25

SELLING STOCKHOLDER

The selling stockholder may, from time to time, offer and sell any or all of the shares of our common stock set forth below pursuant to this prospectus. When we refer to the “selling stockholder” in this prospectus, we mean TYSADCO PARTNERS, LLC and their respective pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholder’s interests in shares of our common stock other than through a public sale.

The following table sets forth, as of the date of this prospectus, the name of the selling stockholder for whom we are registering shares for sale to the public, the number of shares of common stock beneficially owned by the selling stockholder prior to this offering, the total number of shares of common stock that the selling stockholder may offer pursuant to this prospectus and the number of shares of common stock that the selling stockholder will beneficially own after this offering. The percentages in the table below reflect the shares beneficially owned by the selling stockholder as a percentage of the 222,667,059 shares of common stock outstanding as of July 14, 2022, adjusted as required by rules promulgated by the Securities and Exchange Commission. These rules attribute beneficial ownership of shares of common stock issuable upon conversion of convertible securities (options and restricted stock units) or upon exercise of warrants that are convertible or exercisable, as applicable, either immediately or on or before the date that is 60 days after August 1, 2022. These shares are deemed to be outstanding and beneficially owned by the person holding such convertible securities or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted below, the selling stockholder does not have, or within the past three years has not had, any material relationship with us or any of our predecessors or affiliates and the selling stockholder is not or was not affiliated with registered broker-dealers.

Based on the information provided to us by the selling stockholder, assuming that the selling stockholder sell all of the shares of our common stock beneficially owned by them that have been registered by us and does not acquire any additional shares during the offering, the selling stockholder will not own any shares other than those appearing in the column entitled “Beneficial Ownership After This Offering.” We cannot advise you as to whether the selling stockholder will in fact sell any or all of such shares of common stock. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth in the table below.

	Beneficial Ownership Prior to this Offering			Beneficial Ownership After this Offering (1)
	Number of Shares Beneficially Owned Before this Offering	%	Shares of Common Stock Being Offered	Number of Shares	%
TYSADCO PARTNERS, LLC	50,000,000	22.46%	435,951,370	485,951,370	79.84%

(1)	Assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholder is under no obligation known to us to sell any shares of common stock at this time.

26

(2)	As of the date of this prospectus, 50,000,000 shares of our common stock have been acquired by TYSADCO PARTNERS, LLC under the Purchase Agreement, consisting of 10,000,000 shares we issued to TYSADCO PARTNERS, LLC as Commitment Shares and 50,000,000 shares of common stock as Initial Purchase Shares. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of ordinary shares beneficially owned prior to the offering all of the additional ordinary shares that we may issue and sell to TYSADCO PARTNERS, LLC pursuant to the Purchase Agreement from and after Commencement, because the issuance and sale of such ordinary shares to TYSADCO PARTNERS, LLC under the Purchase Agreement is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of TYSADCO PARTNERS, LLC control, including the registration statement of which this prospectus is a part becoming and remaining effective under the Securities Act. Furthermore, under the terms of the Purchase Agreement, issuances and sales of ordinary shares to TYSADCO PARTNERS, LLC under the Purchase Agreement are subject to certain limitations on the amounts we may sell to TYSADCO PARTNERS, LLC at any time, including the Beneficial Ownership Cap. See the description under the heading “The TYSADCO PARTNERS, LLC Transaction” for more information about the Purchase Agreement.

(4)	Calculated by dividing (i) the total number of shares of common stock beneficially owned by TYSADCO PARTNERS, LLC on July 14, 2022, which pursuant to Rule 13d-3 under the Exchange Act (A) consists of the 10,000,000 Commitment Shares issued to TYSADCO PARTNERS, LLC as a commitment fee for making the commitment under the Purchase Agreement and the 50,000,000 Initial Purchase Shares already sold to TYSADCO PARTNERS, LLC on April 28, 2022 for a total purchase price of $5,000,000 in an initial purchase under the Purchase Agreement, and (B) excludes the 385,951,370 additional shares which we may sell to TYSADCO PARTNERS, LLC from time to time after Commencement under the Purchase Agreement, by (ii) the number of shares of our common stock outstanding as of August 1, 2022, which includes the 10,000,000 Commitment Shares and the 50,000,000 Initial Purchase Shares referred to in clause (i)(A) above.

27

PLAN OF DISTRIBUTION

An aggregate of up to 435,951,370 shares of our common stock may be offered by this prospectus by TYSADCO PARTNERS, LLC pursuant to the Purchase Agreement. The common stock may be sold or distributed from time to time by TYSADCO PARTNERS, LLC directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus could be effected in one or more of the following methods:

•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	“at the market” into an existing market for the common stock;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

TYSADCO PARTNERS, LLC is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

TYSADCO PARTNERS, LLC has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. TYSADCO PARTNERS, LLC has informed us that each such broker-dealer will receive commissions from TYSADCO PARTNERS, LLC that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from TYSADCO PARTNERS, LLC and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor TYSADCO PARTNERS, LLC can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between TYSADCO PARTNERS, LLC or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from TYSADCO PARTNERS, LLC, and any other required information.

28

We will pay the expenses incident to the registration, offering, and sale of the shares to TYSADCO PARTNERS, LLC. We have agreed to indemnify TYSADCO PARTNERS, LLC and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. TYSADCO PARTNERS, LLC has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by TYSADCO PARTNERS, LLC specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

TYSADCO PARTNERS, LLC has represented to us that at no time prior to the Purchase Agreement has it or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. TYSADCO PARTNERS, LLC has agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised TYSADCO PARTNERS, LLC that they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes TYSADCO PARTNERS, LLC, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares offered by this prospectus have been sold by TYSADCO PARTNERS, LLC.

Our common stock is quoted on the Over the Counter Venture (OTC Markets PINK) exchange under the trading symbol “CPMD.”

29

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $$0.0001 per share, and 3,060,000 shares of preferred stock, par value $1.00 per share.

Authorized and Issued Stock
	Number of shares on May 23, 2022
Title of Class	Authorized	Outstanding	Reserved

Common stock, par value $0.0001 per share	300,000,000	182,195,568	68,396,535

Preferred stock,Series A par value $1.00 per share	100,000	58,180	12,000

Preferred stock, Series B par value $1.00	3,000,000	475,000

Common Stock

Dividends. Each share of our common stock is entitled to receive an equal dividend if one is declared. We cannot provide any assurance that we will declare or pay cash dividends on our common stock in the future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Our board of directors may determine it to be necessary to retain future earnings (if any) to finance our growth. See “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission on April 15, 2022, and “Dividend Policy.”

Liquidation. If our company is liquidated, then assets that remain (if any) after the creditors are paid and the owners of preferred stock receive liquidation preferences (as applicable) will be distributed to the owners of our common stock pro rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. All matters are decided by majority vote other than as required by law and the election of directors. For example, under Delaware law, two-thirds of the voting power of our issued and outstanding stock is required to remove a director, and 60% of the voting power of disinterested shareholders may be required in certain circumstances to approve certain interested transactions. A plurality of votes is sufficient to elect a director at a meeting; election by written consent to fill a vacancy, however, requires a majority vote. There is no cumulative voting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering such shares to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Nonassessability. All outstanding shares of our common stock are fully paid and nonassessable.

30

Preferred Stock

Our articles of incorporation authorize our board of directors to issue “blank check” preferred stock. The board of directors may divide this preferred stock into series and establish the rights, preferences and privileges thereof. The board of directors may, without prior stockholder approval, issue any or all of the shares of this preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the relative voting power or other rights of our common stock. Preferred stock could be used as a method of discouraging, delaying or preventing a takeover or other change in control of our company. Issuances of preferred stock in the future could have a dilutive effect on our common stock. See “Item 1A. Risk Factors— Risks Relating to Investors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission on April 15, 2022.

As of the date of this prospectus, there are no shares of our preferred stock outstanding.

Delaware Anti-Takeover Statutes

Delaware law provides that an acquiring person who acquires a controlling interest in a corporation may only exercise the voting rights of control shares if those voting rights are conferred by a majority vote of the corporation’s disinterested stockholders at a special meeting held upon the request of the acquiring person. If the acquiring person is accorded full voting rights and acquires control shares with at least a majority of all the voting power, then stockholders who did not vote in favor of authorizing voting rights for those control shares are entitled to payment for the fair value of such stockholders’ shares. A “controlling interest” is an interest that is sufficient to enable the acquiring person to exercise at least one-fifth of the voting power of the corporation in the election of directors. “Control shares” are outstanding voting shares that an acquiring person or associated persons acquire or offer to acquire in an acquisition and those shares acquired during the 90-day period before the person involved became an acquiring person.

We may be or in the future we may become subject to Delaware 's control share law. A corporation is subject to Delaware control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Delaware, and if the corporation does business in Delaware or through an affiliated corporation. As of the date of this prospectus, we do not have 100 stockholders of record that are residents of Delaware. Therefore, these provisions of Delaware law do not apply to acquisitions of our shares and will not so apply until such time as both of the foregoing conditions are satisfied. At such time as these provisions of Delaware law may apply to us, they may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

In addition to the control share law, Delaware has a business combination law, which restricts the ability of a corporation to engage in any combination with an interested stockholder for three years from when the interested stockholder acquires shares that cause the stockholder to become an interested stockholder, unless the combination or purchase of shares by the interested stockholder is approved by the board of directors before the stockholder became an interested stockholder. If the combination was not previously approved, then the interested stockholder may only effect a combination after the three-year period if the stockholder receives approval from a majority of the disinterested shares or the offer satisfies certain fair price criteria.

31

For purposes of Delaware law, an “interested stockholder” is a person who is:

•	the beneficial owner, directly or indirectly, of 15% or more of the voting power of the outstanding voting shares of the corporation; or

•	an affiliate or associate of the corporation and, at any time within three years immediately before the date in question, was the beneficial owner, directly or indirectly of 15% or more of the voting power of the then outstanding shares of the corporation.

The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

Our articles of incorporation and bylaws do not exclude us from these restrictions.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage some types of transactions that may involve the actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for the potential restructuring or sale of all or a part of our company. However, these provisions could discourage potential acquisition proposals and could delay or prevent a change in control of our company. They also may have the effect of preventing changes in our management.

32

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Brinen & Associates, LLC.

EXPERTS

The financial statements as of March 31, 2022 and for the period then ended incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BF Borgers CPA PC, Certified Public Accountants, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

The financial statements as of March 31, 2022 and for the period then ended incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BF Borgers CPA PC, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or Offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 (including exhibits, schedules, and amendments) under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement. For further information about us and the shares of common stock offered by this prospectus, you should refer to the registration statement. Statements contained in this prospectus relating to the contents of any contract, agreement or other document are not necessarily complete and are qualified in all respects by the complete text of the applicable contract, agreement or other document, a copy of which has been filed as an exhibit to the registration statement. Whenever this prospectus refers to any contract, agreement, or other document, you should refer to the exhibits that are a part of the registration statement for a copy of the contract, agreement, or document.

We are subject to the reporting and information requirements of the Exchange Act and, as a result, file, or will file, periodic reports, proxy statements and other information with the SEC. These periodic reports and other information are available for inspection and copying at the SEC’s public reference room and the website of the SEC, in each case, referred to below. We also maintain a website at http://www.odysseygi.com/ and make available free of charge through this website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act. We make these reports available through our website as soon as reasonably practicable after we electronically file such reports with, or furnish such reports to, the SEC. The information contained on, or that can be accessed through, our website is not a part of this prospectus. The reference to our web address does not constitute incorporation by reference of the information contained in, or that can be accessed through, our website.

You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

33

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and persons controlling us pursuant to the provisions described in Item 14 of the registration statement of which this prospectus is a part or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our directors, officers, or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by our directors, officers, or controlling persons in connection with the common stock being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus supplement forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus supplement have been sold; provided, however, that we are not incorporating any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission on April 15, 2022;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 23, 2022;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 16, 2021;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 15, 2021;

•	our Current Reports on February 16, 2022; and

•	the description of our common stock contained in our Registration Statement filed on June 21, 2021, including any amendments thereto or reports filed for the purposes of updating this description.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus.

34

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You should direct any requests for copies to us at Attention: Chief Executive Officer, Suite 3600, 888 – 3rd Street SW, Calgary, Alberta, CanadaT2P 5C5. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into this prospectus.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

35

435,951,370 Shares

Common Stock

PROSPECTUS

August 1, 2022

36

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered (excluding the underwriting discount). Except for the Securities and Exchange Commission registration fee, all amounts are estimates.

Amount Paid or to be Paid
SEC registration fee	$513.95
Legal fees and expenses	$50,000.00
Accounting fees and expenses	$10,000.00
Miscellaneous fees and expenses	$10,000.00
Total	$70,513.95

Item 14. Indemnification of Directors and Officers.

Sections §145 DBL provides that directors and officers of Delaware corporations may, under certain circumstances, be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section of the DBL also provides that directors and officers of Delaware corporations may also be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with a derivative suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Section §145 of the DBL states that any discretionary indemnification pursuant to DBL §145, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination must be made by: (a) the stockholders; (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Our articles of incorporation provides that we shall, to the fullest extent permitted by the laws of the Delaware, indemnify our directors, officers and certain other persons, and that we shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation against any liability asserted against such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the DBL.

Article V, Section 1 of our bylaws provides that our directors, officers and certain other persons shall be indemnified and held harmless by us to the fullest extent permitted by the laws of the Delaware.

37

Item 15. Recent Sales of Unregistered Securities

Set forth below is information regarding securities we have issued within the past three years that were not registered under the Securities Act:

In July 2018, the Company commenced an offering of up to $2 million of one-year maturity convertible notes (“Notes”). The maximum amount under the Offering was subsequently increased to $2,500,000 These Notes carried both a voluntary conversion feature and an automatic conversion feature. The Notes carried an interest rate of 12% and are convertible into shares of the Company’s Common Stock.

On September 28, 2018, Great Northern Cannabis, Ltd (“GN”), entered a Letter of Intent with P2P Green Power Energy Solutions and certain individuals to acquire all of the issued and outstanding shares of AMS. On October 10, 2018, the Company entered into an Assignment and Assumption Agreement (“the AA Agreement”) with GN. Under the terms of the AA Agreement, the Company essentially purchased the right to acquire AMS from GN for the following consideration:

•	A refundable payment of CAD $200,000

•	An accountable reimbursement of GN expenses and fees related to the AMS acquisition not to exceed CAD $300,000

•	In the event that we didn’t enter into a management agreement with GN post-closing, we agreed to issue GN, 2,500,000 shares of our Common Stock trading under symbol CPMD.

All of the above consideration was expressly contingent upon the closing of the AMS acquisition which was in fact consummated by the Company on December 31, 2018. The payments of $200,000 and $300,000 were made to GN. On August 30, 2019, the parties determined that no management agreement had been entered into so the Company issued 2,500,000 shares to GN valued at $5,800,000 as required pursuant to the Agreement. Under the guidelines of ASC 805, Business Combinations, since we disclosed that the AMS transaction was complete, the goodwill re-measurement period ended and therefore we could not adjust goodwill for this transaction. As a result, we recorded an acquisition expense on the Company’s income statement for $5,800,000.

Through the period ended December 31, 2018, the Company had received $2,072,000 in proceeds from the sale of convertible notes to 35 accredited investors. No proceeds were received from convertible notes during the year ended December 31, 2019.

In January 2019, the Company closed a private offering of 12% Convertible Debentures where it accepted subscriptions in the aggregate amount of $2,072,000 from 35 accredited investors, as that term is defined in Rule 501 of Regulation D. Each Convertible Debenture is convertible into shares of Common Stock at the lesser of $0.40 or 50% of the closing market price on the date a business combination valued at greater than $5,000,000 is completed., The Company used the proceeds from this Offering for the purchase of AMS, as well as working capital, including costs associated with the preparation of over three years of reports that had not been filed with the SEC. During the three month period ended March 31, 2019, the Company entered into a Qualified Financing with its minority purchase of GN stock and warrants described in Note 4 “Investment”. As a result on March 31, 2019, the convertible notes amounting to $2,072,000 along with $130,212 of accrued interest were converted, pursuant to the automatic conversion terms described above, to equity at a price of $0.40 per share, or a total of 5,505,530 shares

38

In February 2019, the Company commenced an offering of up to $3 million in principal amount of Units at $1.00 per Unit, each Unit consisting of one share of Series “B” Convertible Preferred Stock, each Convertible Preferred Share convertible into one share of the Company’s Common Stock at the election of the holder and one Common Stock Purchase Warrant exercisable to purchase one share of Common Stock at an exercise price of $2.00 per share, which offering was offered only to “accredited investors,” as that term is defined in Rule 501 of Regulation D. This Offering was closed at the end of August 2019. As of December 31, 2019, the Company had accepted $475,000 in subscriptions in this Offering.

On July 8, 2019, the Company commenced a private offering of Units at a price of $50,000 per Unit, each Unit consisting of 50,000 shares of the Company’s Common Stock and one $50,000 unsecured Convertible Note (“a Convertible Note”), which mature one year from the date of issuance and accrue interest at 5% per annum. These Convertible Notes are convertible into shares of the Company’s Common Stock at a conversion price of $1.00 per share. During the year ended December 31, 2019, the Company issued 31 Units in this offering for get proceeds of $1,550,000 to six accredited investors. Since the Company’s stock price exceeded the conversion feature of the Convertible Notes and was immediately exercisable, the Company recorded a beneficial conversion feature (“BCF”) and expense of $1,550,000 which was charged to interest expense with an offset to paid-in capital.

The Company performed a valuation study as part of the AMS acquisition. The valuation study determined that the Promissory Note should be valued at $6,632,917 since it was non-interest bearing. As a result, the Company recorded a note discount of $697,083. The note discount will be amortized to interest expense over the three-year term of the Promissory Note. During the year ended December 31, 2019, the Company recorded $317,000 in interest expense related to the amortization of the note discount. No interest expense was recorded in 2018 since the acquisition occurred on December 31, 2018.

There were 475,000 and -0- shares of Series B Convertible Preferred Stock issued and outstanding as of December 31, 2019, and December 31, 2018, respectively.

The Company is authorized to issue 300,000,000 shares of Common Stock, par value $0.0001 per share. As of December 31, 2019, and December 31, 2018, 36,486,999 and 18,942,506 shares of Common Stock were issued and outstanding, respectively.

In addition, the 5,505,530 shares of Common Stock included in the Units were valued at $5,075,000. The excess above the $1,550,000 face value of the Convertible Notes or, $3,525,000, was charged to interest expense with an offset to paid-in capital. The remaining $1,550,000 was recorded as a Note discount of $1,550,000 to be amortized over the three years from the date of the Note to the maturity date. The Company recorded $552,602 in interest expense related to the amortization of note discount during the year ended December 31, 2019.

The Company performed a valuation study as part of the AMS acquisition. The valuation study determined that the Promissory Note should be valued at $6,632,917 since it was non-interest bearing. As a result, the Company recorded a note discount of $697,083. The note discount will be amortized to interest expense over the three-year term of the Promissory Note. During the year ended December 31, 2019, the Company recorded $244,058 in interest expense related to the amortization of the note discount. During the year ended the Company has recorded $175,721 in amortization expense related to Note discount.

39

On January 8, 2020, the Company issued two $100,000 Senior OID Convertible Promissory Notes (“OID Notes) to two accredited investors (“Holders”) and received $190,000 in proceeds. Under the provisions of the OID Notes, each Holder was granted the right are their sole discretion to fund up to another $150,000 each under the same terms. The maturity date for each additional tranche of this OID Note funded shall be twelve (12) months from the date of funding.

These Notes were issued with a one-year maturity date, an 8% interest rate. The OID Notes are convertible into the Company’s Common Stock at a price equivalent to; the lower of $1.25/share at any time after 180 days, or 75% times the lowest closing price of Common Stock for 20 consecutive trading days prior to conversion. In the event of a change of control, the conversion price is 75% of the closing price. The Company has the right to Redeem these Notes at any time prior to maturity at 110% multiplied by the principal plus accrued interest plus outstanding accrued interest plus default interest if any. These OID Notes which also include anti-dilution features are senior obligations with priority over future debt, excluding mortgage debt.

On February 27, 2020, the Company issued another OID Note for $160,000 to a third accredited investor under comparable terms and received proceeds of $152,000. This Note is convertible into common stock at a price equivalent to; the lower of $1.25/share for the first 180 days from issuance, seventy-five percent (75%) of the lowest closing price of the Company’s Common Stock during the twenty (20) trading days immediately preceding Conversion Date. At issuance, the Company delivered a stock certificate representing half the Purchase Price in a restricted form (the “Returnable Shares”) in the name of the investor (153,940 shares based on the low closing price of $0.812). The Returnable Shares will only be returned to the Company’s treasury if the Note is prepaid in full within the initial 180 days after issuance.

These OID notes are considered to be derivative financial instruments and will create a derivative liability in its financial statements for the period ended March 31, 2020.

On March 31, 2020, the Company issued an OID Note for $78,000 to an accredited investor under comparable terms and received proceeds of $75,000.

 On April 21, 2020, the Company received a loan from the Government of Canada under the Canada Emergency Business Account program (CEBA). This loan was in the amount of $40,000 CAD (USD $29,352). These funds are interest-free until December 31, 2022, at which time the remaining balance will convert to a 3-year term loan at an interest rate of 5% per annum. An additional amount of $20,000 CAD (USD $15,708) was received on December 29, 2020. If the Company repays the loan prior to December 31, 2022, there will be loan forgiveness of 33% or $20,000 CAD.

During the year ended December 31, 2020 the Company recorded $257,345 in interest expense on these Notes and amortized $1,690,933 of note discount which was charged to interest expense. As of December 31, 2020, there was $35,048 in accrued interest on these notes, and $664,442 in unamortized note discount related to these notes. As of the date of this Report, there was one note for $100,000 that past due its maturity date. The Company has not received any notice of default on these note and continues to accrue interest on these notes past the maturity date.

Pursuant to the terms of the Securities Purchase Agreement with AMS the Company issued a non-interest bearing CAD $10,000,000 ($7,330,000 USD) promissory note secured only by the shares acquired in AMS. Principal payments under the Promissory Note are due quarterly commencing upon AMS receiving a license to cultivate and are computed based upon 50% of AMS' cash flow, defined as EBITDA less all capital expenditures, taxes incurred, non-recurring items, and other non-cash items for the relevant fiscal quarter, including the servicing of all senior debt payment obligations of the Company. The Promissory Note matures the earlier of two years from the date AMS receives a license to cultivate, or December 31, 2021. Since AMS had not received its cultivation license as of December 31, 2020, the Note Payable will have a maturity date of December 31, 2021.

40

From January 19 to March 24, 2021 the Company issued 1,442,101 Common Shares on conversion of convertible debentures retiring $272,400.00 of principal debentures outstanding and $4,324.96 of interest at prices between $0.1434 to $0.132.

On January 28, 2021 the Company issued 360,000 common shares to an accredited investor at $0.2664 for gross proceeds of $95,904.00 less fees of $24,209.20 for net proceeds of $71,694.80.

On February 17, 2021 the Company entered into a settlement and lockup agreement with the Herick parties settling an outstanding claim filed by the Company.

On February 22, 2021 the Company issued 500,000 common shares to an accredited investor at $0.2964 for gross proceeds of $148,200 less fees of $10,587.00 for net proceeds of $137,613.00.

On February 24, 2021 an investor converted 200 Preferred A Shares at a 1250 conversion factor into 250,000 Common Shares.

On March 10, 2021 the Company issued $53,500 in new convertible debentures with an accredited investor bearing interest of 10% per annum for proceeds of $50,000, convertible into common shares at any time after 180 days at 61% of market price during the previous 20 day trading period. This debenture is eligible for repayment from 0 – 180 days between 115% and 135%.

On March 10, 2021 the Company repaid a promissory note in favor of James Samuelson in the amount of $75,000.

During the year ended December 31, 2020, the Company issued a total of 24 notes to accredited investors of which $582,500 was in the form of unsecured 5% convertible notes, and $595,500 was in unsecured 8% convertible notes, and $1,000,500 at 10% Under the terms of each convertible note, the investors received the right to convert their to common stock commencing the year after the date of issuance ranging from 55%-75%, respectively, of the lowest closing price for the Company’s common stock measured 20 business days prior to conversion. One of the noteholders also received 153,940 “returnable” shares in connection with issuance of the convertible notes. These shares are returnable to the Company if the underlying convertible note ($160,000) is redeemed before the passage of 180 days. During the year ended December 31, 2020 the Company repaid the $160,000 Note, received the 153,940 shares back from the noteholder, and converted a $100,000 note plus accrued interest into 135,000 Common Shares of the Company.

During the year ended December 31, 2020 the Company issued 4,067,332 common shares upon the conversion of $1,984,000 in convertible notes and recorded a gain of $566,408.

During the year ended December 31, 2021, the Company received proceeds from convertible notes of $530,833.

41

On July 3, 2019, the Company entered into a 12% $1,000,000 Loan Agreement with Koze Investments LLC (“Koze”), payable in full on June 28, 2020. Under the terms of the 12% Note, Koze took a first security interest against the Company’s Hanover, Ontario cannabis facility in progress and required the Company to pay off its existing mortgage of approximately $650,000 CAD. Additionally, the Company agreed to pay a 3% origination fee, prepay the year of interest ($60,000) and to issue to Koze five-year warrants to purchase 1,001,000 shares of the Company’s Common Stock at an exercise price of $1.00 per share. After paying the origination fees, the prepayment and paying off the original mortgage, the Company used a portion of the remaining proceeds as payment against the SMI purchase price of CAD $1,000,000. During the period ended December 31, 2020, the Company recorded an additional amount of $890,570 relating to penalties for late payment. On July 9, 2021, the Company closed the sale of the Hanover property and used the proceeds from the sale to repay this note in full. The note was repaid for $1,600,000 which included the original principal of $1,000,000, accrued interest of $124,735 and penalties of $475,265. This mortgage has now been discharged.

During the year ended December 31, 2021, the Company entered into Note Agreements with secured investors amounting to $238,560. These notes are non-interest bearing and mature in 12 months. Repayment includes principal amount plus $50,000 CAD settlement cash fee plus 58,140 Common Shares at $0.43 per share plus 59,524 Common Shares at $0.42 per share. These notes are secured by a General Security Agreement over all present and after acquired property, assets, and undertakings. These notes are past due.

During the year ended December 31, 2021, the Company issued 51,681,766 common shares upon the conversion of $1,303,316 in convertible notes and recorded a loss on conversion of $1,452,629.

On January 3, 2022, the Company issued 1,644,231 common shares on conversion of a debenture dated June 22, 2021. Principal of $8,750 plus $1,937.50 interest for a total of $10,687.50 at $0.0065.

On January 4, 2022, the Company issued 6,247,127 common shares on partial conversion of a debenture dated May 10, 2021. $62,941.27 at $0.01.

On January 5, 2022, the Company entered into a convertible debenture with an accredited investor in the amount of $50,000. This debenture bears interest of 10% and is convertible into common shares at 61% of the lowest closing price during the previous 20 days to the date of the conversion. Prepayment of this note is authorized at 115% - 135% up to 180 days. In the event of default interest increases to 22%.

On January 6, 2022, the Company entered into a 20 year operating lease with Formosa Mountain Ltd., for a cannabis production facility in Cremona, Alberta, Canada. The facility is a 55,000 square foot, 6,000 kg per year plant, built in 2015. The licencing process is currently underway, and production and sales are anticipated in Q3 of 2022.

On January 6, 2022, the Company issued 6,001,250 common shares on conversion of 4,801 Preferred A shares at 1250 each.

On January 7, 2022 the Company sold 2,500,000 common shares to an accredited investor at $0.02 for proceeds of $50,000.

On January 13, 2022, the Company issued 2,110,615 common shares on partial conversion of a debenture dated April 22, 2021. Principal of $12,500 plus $443.49 interest plus fees of $575 for a total of $13,518.49 at $0.006405.

On February 4, 2022, the Company entered into a promissory note with an accredited investor in the amount of $50,000. This note bears interest of 12% and matures July 2, 2022.

42

On February 8, 2022, the Company issued 2,261,405 on final conversion of a debenture dated April 22, 2021. Principal of $17,500 plus interest of $685.62 plus fees of $575 for a total of $18,760.62 at $0.008296.

On February 11, 2022, the Company entered into a convertible debenture with an accredited investor in the amount of $63,750. This debenture bears interest of 10% and is convertible into common shares at 61% of the lowest closing price during the previous 20 days to the date of the conversion. Prepayment of this note is authorized at 115% - 135% up to 180 days. In the event of default interest increases to 22%.

On March 1, 2022, the Company issued 4,843,750 common shares for the conversion of a convertible debenture dated August 26, 2021. Principal of $38,750 plus $1,937.50 interest for a total of $40,687.50 at $0.0084.

Between February 14, 2022 and March 28,2022, 11,032,613 common shares were issued for the conversion of a convertible debenture dated May 10, 2022, $110,326.13 @ $0.01 per share. These shares and amount are related to a dispute between the parties that is currently under review.

On March 11, 2022, the Company entered into a new $312,500 convertible debenture with an accredited investor for net proceeds of $182,977. This debenture matures December 11, 2022 and bears interest of 24%, has an OID of $62,500, and is convertible into common shares at the lowest trading price over 60 days prior to conversion date. 1,000,000 common shares have been issued as commitment shares to the holder and the broker for this issuance. $62,500 of interest has been prepaid on this note.

On March 30, 2022, the Company issued 5,262,500 common shares on conversion of 4,210 Preferred A shares at 1250 each.

During the three months ended March 31, 2022, the Company received proceeds from convertible notes of $476,250.

During the three months ended March 31, 2022, the Company issued 28,186,741 common shares upon the conversion of $248,767 in convertible notes and recorded a loss on conversion of $246,994.

On April 1, 2022, the Company entered into a convertible debenture with an accredited investor in the amount of $48,750. This debenture bears interest of 10% and is convertible into common shares at 61% of the lowest closing price during the previous 20 days to the date of the conversion. Prepayment of this note is authorized at 115% - 135% up to 180 days. In the event of default interest increases to 22%. This debenture matures April 1, 2023.

On April 18, 2022, the Company issued 4,615,385 common shares on partial conversion of a debenture dated September 29, 2021 at $0.0065 per share for a total of $30,000 principal.

On April 28, 2022, the Company entered into a $5,000,000 equity line of credit with Tysadco Partners, LLC, with a two-year term. The Company may draw down between $50,000 and $1,000,000. Settlement is common shares up to 9.99% after which preferred shares would be purchased. Purchase price is 75% of the average of the two lowest daily traded VWAP (volume weighted average price) prices during the valuation period. The Company has undertaken to register the securities on a form S-1 within 60 days from execution date. The Company received $250,000 on May 4, 2022 in exchange for 25,000,000 common shares at $0.01.

On May 2, 2022, the Company issued 4,264,113 common shares on remaining conversion of a debenture dated September 29, 2021 at $0.0062 per share for principal of $23,750 plus interest of $2,687.50.

43

The offers, sales and issuances of the securities described above were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act as transactions by an issuer not involving any public offering. All recipients of these securities were accredited investors within the meaning of Rule 501 of Regulation D of the Securities Act who were acquiring the applicable securities for investment and not distribution and had represented that they could bear the risks of the investment. Each of the recipients of securities in these transactions had adequate access, through employment, business or other relationships, to information about us.

The purchasers of securities in the transactions described in this Item 15 received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from the registration requirements of the Securities Act. Appropriate legends were affixed to the securities issued in these transactions.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

The exhibits to the registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

(b) Financial Statement Schedules

All financial statement schedules have been omitted because they are not required or because the required information is given in the financial statements or notes to those statements.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement.

44

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933:

(a) each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(b) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(c) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

45

EXHIBIT INDEX

Exhibit Number	Exhibit Description
107	Filing Fee Table
5.1	Opinion of Legal Counsel
23.1	Consent of Independent Registered Accounting Firm

46

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Calgary, State of Alberta on August 1, 2022.

CANNAPHARMARX, INC.

By:	/s/ Domenic Colvin
Domenic Colvin President, Chief Executive Officer, and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Domenic Colvin and John Cassels, or either of them, as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/Domenic Colvin	President, Chief Executive Officer,	August 1, 2022
Domenic Colvin	Chief Financial Officer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)

/s/Marc Branson	Director	August 1, 2022
Marc Branson

/s/Richard Orman	Director	August 1, 2022
Richard Orman

47